TOUCHSTONE FUNDS


                                    Transactions Pursuant to Rule 10f-3 of ICA

                                            Touchstone Select Advisors
                                           Income Opportunity Portfolio



 Name of Issuer:                                     Primus Telecom

Name of Security:                  Primus Telecom 11.75%, 8/01/04  (# 741929AB9)

Years of Issuers Operations:                         3

Date of Purchase:                                    7/30/97

Number of Units Purchased:                           200

Price Per Unit:                                      $100.00

Total Price Paid:                                    $200,000.00

Portfolio Assets on Trade Date:                      $12,217,541

 % Gross Underwriting Spread:                        3.50 %

Underwriting Type:                                   Firm

 Total Offering:         225,000,000 SR Notes 11 3/8 %, due 8/01/04 and Warrants
4% of Offering:                               9,000 units or 9,000,000 Par value

3% of Total Assets:                                  $366,526
-------------------

Underwriter from whom Portfolio purchased:  Donaldson, Lufkin & Jenrette
















                                                 TOUCHSTONE FUNDS

                                    Transactions Pursuant to Rule 10f-3 of ICA

                                         Touchstone Select Advisors Trust
                                           Income Opportunity Portfolio



 Name of Issuer:                         Werner Holdings

Name of Security:            Werner Holdings 10% due 11/15/07, cusip#950761AA4
-----------------

Years of Issuers Operations:                         6

Date of Purchase:                                    11/14/97

Number of Units Purchased:                           200

Price Per Unit:                                      $100.00

Total Price Paid:                                    $200,000.00

Portfolio Assets on Trade Date:                      $11,526,288

 % Gross Underwriting Spread:                        3%

Underwriting Type:                                   Firm

 Total Offering:                                     135,000,000

25% of Offering:  *                                  33,750,000 Par value
3% of Total Assets:                                  $345,788.64

Underwriter from whom Portfolio purchased: Donaldson, Lufkin & Jenrette Securities Corp

                                                     Credit Suisse First Boston

                                                     Chase Securities Inc

                                                     Goldman, Sachs & Co



*  As of October 1997